Exhibit 99.1

Company Contact John Iannone Senior Vice President, Investor & Public Relations WesBanco, Inc. 304-905-7021

WesBanco Announces Second Quarter 2019 Net Income

Wheeling, WV, July 23, 2019 – WesBanco, Inc. (“WesBanco”) (Nasdaq: WSBC), a diversified, multi-state bank holding company, today announced net income and related earnings per share for the three and six months ended June 30, 2019. Net income for the three months ended June 30, 2019 was $44.8 million, with diluted earnings per share of $0.82, compared to $33.2 million and $0.71 per diluted share, respectively, for the second quarter of 2018. For the six months ended June 30, 2019, net income was $85.2 million, or $1.56 per diluted share, compared to $66.7 million, or $1.47 per diluted share, for the 2018 period. Net income excluding after-tax merger-related expenses for the three months ended June 30, 2019, increased 19.9% year-over-year to $44.9 million, or $0.82 per diluted share as compared to $0.80 per diluted share in the prior year quarter, an increase of 2.6% (non-GAAP measures). On the same basis, net income for the six months ended June 30, 2019 increased 23.2% year-over-year to $87.7 million, or $1.60 per diluted share, up 1.9% when compared to $1.57 per diluted share in the prior year period (non-GAAP measures).

	For the Three Months Ended June 30,				For the Six Months Ended June 30,
	2019		2018		2019		2018
(unaudited, dollars in thousands, except per share amounts)	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share
Net income (Non-GAAP)(1)	$44,878	$0.82	$37,445	$0.80	$87,670	$1.60	$71,167	$1.57
Less: After tax merger-related expenses	(64)	(0.00)	(4,276)	(0.09)	(2,519)	(0.04)	(4,469)	(0.10)

Net income (GAAP)	$44,814	$0.82	$33,169	$0.71	$85,151	$1.56	$66,698	$1.47

(1)	See non-GAAP financial measures for additional information relating to the calculation of these items.

On April 5, 2018, WesBanco consummated the merger with First Sentry Bancshares, Inc. (“FTSB”), a bank holding company headquartered in Huntington, WV with $0.7 billion in assets, excluding goodwill. In addition, on August 20, 2018, WesBanco consummated the merger with Farmers Capital Bank Corporation (“FFKT”), a bank holding company headquartered in Frankfort, KY with approximately $1.6 billion in assets, excluding goodwill. Financial results for both FTSB and FFKT have been included in WesBanco’s results from their respective merger consummation dates.

Financial and operational highlights:

•	Strong year-to-date returns on average assets and tangible equity of 1.37% and 16.01%, respectively, and 1.41% and 16.46%, when excluding merger-related expenses (non-GAAP measures)

•	Solid expense management demonstrated by a year-to-date efficiency ratio of 55.38% (non-GAAP measure)

•	Stable quarterly net interest margin on both a reported basis and when excluding purchase accounting accretion

•	Key credit quality metrics, including non-performing assets, past due loans, provision for credit losses, and net loan charge-offs, continue to remain strong

•	Continued improvement in sequential quarter loan growth in the mid-single digits (annualized)

•	Total year-over-year organic growth in non-interest bearing demand deposits was 4.0%, reflecting the core strength of our legacy footprint

“We are pleased with WesBanco’s performance during the second quarter of 2019 as we worked diligently to ensure a strong organization for our shareholders,” said Todd F. Clossin, President and Chief Executive Officer of WesBanco. “We continued to see stabilization across loan categories as we generated loan growth on a sequential quarter basis, saw strong production across our commercial loan categories, and our pipelines remain strong.”

Mr. Clossin added, “The successful execution of our growth and diversification plans has enabled WesBanco to transform into an emerging regional financial institution built upon a century-old trust business and 150-year old community bank. During the last three years, we have significantly diversified our institution into new, higher-growth markets with great demographics while maintaining a critical focus on expense management and credit quality. We remain well-positioned for continued success and are excited about our growth opportunities for the year.”

Balance Sheet

Portfolio loans of $7.7 billion, as of June 30, 2019, increased 13.9% when compared to the prior year period due to the acquisition of FFKT. Reflecting continued stabilization across loan categories, total portfolio loans increased approximately 1% when compared to both the first quarter of 2019 and the fourth quarter of 2018. Total deposits increased 13.4% year-over-year to $8.7 billion due to the FFKT acquisition.

Credit Quality

Our underlying credit fundamentals continue to be reflective of our strong legacy of credit and risk management. During the second quarter of 2019, our credit quality ratios remained strong as we balanced disciplined loan origination in the current environment with our prudent lending standards. As of June 30, 2019, while non-performing loans and non-performing assets remained relatively flat year-over-year on a dollar basis, they both decreased as a percentage of the portfolio. Criticized and classified loan balances increased year-over-year during the second quarter of 2019 to $114.2 million, or 1.48% of total portfolio loans, reflecting our normal loan grade review process post-acquisition and in conjunction with two downgraded relationships in our legacy portfolio, as reported last quarter. Reflecting the overall high quality of the loan portfolio, the provision for credit losses held steady as a percentage of the total loan portfolio, and annualized net loan charge-offs to average loans was five basis points.

Net Interest Margin and Income

The net interest margin for the second quarter of 2019 increased 24 basis points year-over-year to 3.67%. The net interest margin benefited from increases in the Federal Reserve Board’s target federal funds rate during 2018 and the higher margin on the acquired FFKT net assets, partially offset by higher funding costs as well as a flattening of the yield curve. The increase in the cost of interest bearing liabilities was primarily due to higher rates for interest bearing public funds, higher tier money market accounts, and Federal Home Loan Bank and other borrowings. Lastly, accretion from acquisitions benefited the second quarter net interest margin by 18 basis points, which included 3 basis points related to a prior acquisition impaired loan payment, as compared to 12 basis points in the prior year period.

Net interest income increased $16.1 million, or 19.6%, during the second quarter of 2019, as compared to the same quarter of 2018, due to a 11.5% increase in average total earning assets, primarily driven by the FFKT acquisition and related accretion from purchase accounting, as well as an overall higher net interest margin. For the six months ended June 30, 2019, net interest income increased $41.3 million, or 26.5%, due to higher average total earning assets and an overall higher net interest margin, as discussed for the three-month period comparison.

Non-Interest Income

For the second quarter of 2019, non-interest income of $31.2 million increased $7.7 million, or 33.1%, from the second quarter of 2018, driven by the FFKT acquisition and net securities gains. The associated larger customer deposit base and higher transaction volumes resulted in the year-over-year increases in electronic banking fees and service charges on deposits. Trust fees increased year-over-year primarily due to higher trust assets from the addition of FFKT’s trust business. Net securities gains reflects a $2.6 million gain from the sale of Visa Class B common stock in the current period, as compared to the prior year period. Other income increased $1.7 million primarily due to an increase in payment processing fee income and higher commercial customer loan swap income.

For the six months ended June 30, 2019, non-interest income increased $11.4 million, or 24.1%. The primary drivers of this increase were higher net securities gains, service charges on deposits, electronic banking fees, and trust fees, as discussed above, partially offset by lower bank-owned life insurance benefits due to mortality-related proceeds in the prior year period.

Non-Interest Expense

Total operating expenses continued to be well-controlled during both the three- and six-month periods ending June 30, 2019. The FFKT cost savings of 35% announced in April 2018 remain on track for 75% of the anticipated savings to be achieved during 2019, and 100% thereafter. Focused expense savings associated with the FFKT acquisition began after the February branch and data processing conversions, and the majority of the anticipated 2019 cost savings related to personnel have occurred by the end of the second quarter.

Excluding merger-related expenses, non-interest expense for the three months ending June 30, 2019 increased $13.7 million, or 23.6%, compared to the prior year period, reflecting the FFKT acquisition. This year-over-year increase is primarily due to higher salaries and wages, employee benefits, net occupancy, and equipment costs associated with additional staffing and financial center locations from the acquisition, as well as intangibles amortization. FDIC insurance expense increased $0.3 million, or 33.1%, year-over-year due to now being assessed as a large bank with more than $10 billion in total assets. On a similar basis, non-interest expense during the first half of 2019 increased $30.7 million, or 27.3%, compared to the prior year period, reflecting the acquisitions of FTSB and FFKT.

Capital

WesBanco continues to maintain strong regulatory capital ratios as both consolidated and bank-level regulatory capital ratios are well above the applicable “well-capitalized” standards promulgated by bank regulators and the BASEL III capital standards. At June 30, 2019, Tier I leverage was 11.09%, Tier I Risk-Based capital was 15.39%, Total Risk-Based capital was 16.32%, and the Common Equity Tier 1 capital ratio (“CET 1”) was 13.83%. Tangible common equity also remained strong, increasing to 10.10% at period-end from 8.43% as of June 30, 2018.

Conference Call and Webcast

WesBanco will host a conference call to discuss the Company’s financial results for the second quarter of 2019, and the announced merger with Old Line Bancshares, Inc., at 10:00 a.m. ET on Wednesday, July 24, 2019. Interested parties can access the live webcast of the conference call through the Investor Relations section of the Company’s website, www.wesbanco.com. Participants can also listen to the conference call by dialing 888-347-6607, 855-669-9657 for Canadian callers, or 412-902-4290 for international callers, and asking to be joined into the WesBanco call. Please log in or dial in at least 10 minutes prior to the start time to ensure a connection.

A replay of the conference call will be available by dialing 877-344-7529, 855-669-9658 for Canadian callers, or 412-317-0088 for international callers, and providing the access code of 10126868. The replay will begin at approximately 12:00 p.m. ET on July 24, and end at 12 a.m. ET on August 7. An archive of the webcast will be available for one year on the Investor Relations section of the Company’s website (www.wesbanco.com).

Forward-Looking Statements

Forward-looking statements in this report relating to WesBanco’s plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The information contained in this report should be read in conjunction with WesBanco’s Form 10-K for the year ended December 31, 2018 and documents subsequently filed by WesBanco with the Securities and Exchange Commission (“SEC”), including WesBanco’s Form 10-Q for the quarter ended March 31, 2019, which are available at the SEC’s website, www.sec.gov or at WesBanco’s website, www.wesbanco.com. Investors are cautioned that forward-looking statements, which are not historical fact, involve risks and uncertainties, including those detailed in WesBanco’s most recent Annual Report on Form 10-K filed with the SEC under “Risk Factors” in Part I, Item 1A. Such statements are subject to important factors that could cause actual results to differ materially from those contemplated by such statements, including, without limitation, that the businesses of WesBanco and Old Line Bancshares, Inc. (“Old Line”) may not be integrated successfully or such integration may take longer to accomplish than excepted; the expected cost savings and any revenue synergies from the merger of WesBanco and Old Line may not be fully realized within the expected timeframes; disruption from the merger of WesBanco and Old Line may make it more difficult to maintain relationships with clients, associates, or suppliers; the effects of changing regional and national economic conditions; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and associated interest rate sensitivity; sources of liquidity available to WesBanco and its related subsidiary operations; potential future credit losses and the credit risk of commercial, real estate, and consumer loan customers and their borrowing activities; actions of the Federal Reserve Board, the Federal Deposit Insurance Corporation, the SEC, the Financial Institution Regulatory Authority, the Municipal Securities Rulemaking Board, the Securities Investors Protection Corporation, and other regulatory bodies; potential legislative and federal and state regulatory actions and reform, including, without limitation, the impact of the implementation of the Dodd-Frank Act; adverse decisions of federal and state courts; fraud, scams and schemes of third parties; cyber-security breaches; competitive conditions in the financial services industry; rapidly changing technology affecting financial services; marketability of debt instruments and corresponding impact on fair value adjustments; and/or other external developments materially impacting WesBanco’s operational and financial performance. WesBanco does not assume any duty to update forward-looking statements.

Additional Information About the Merger and Where to Find It

On July 23, 2019, WesBanco and WesBanco Bank, Inc. (“WesBanco Bank”) entered into an Agreement and Plan of Merger with Old Line and Old Line Bank, Inc. (“Old Line Bank”), pursuant to which Old Line will be merged with and into WesBanco, with WesBanco being the surviving company (the “Merger”), and Old Line Bank will be merged with and into WesBanco Bank, with WesBanco Bank the surviving bank. In connection with the proposed Merger, WesBanco will file with the SEC a Registration Statement on Form S-4 that will include a Proxy Statement of Old Line and WesBanco and a Prospectus of WesBanco, as well as other relevant documents concerning the proposed transaction. SHAREHOLDERS OF WESBANCO, STOCKHOLDERS OF OLD LINE AND OTHER INTERESTED PARTIES ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The Proxy Statement/Prospectus will be mailed to shareholders of WesBanco and stockholders of Old Line prior to the respective shareholder and stockholder meetings, which have not yet been scheduled. In addition, when the Registration Statement on Form S-4, which will include the Proxy Statements/Prospectus, and other related documents are filed by WesBanco with the SEC, they may be obtained for free at the SEC’s website at http://www.sec.gov, and from either WesBanco’s or Old Line’s website at http://www.wesbanco.com or http://www.oldlinebank.com, respectively.

Participants in the Solicitation

WesBanco and Old Line and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of WesBanco and the stockholders of Old Line in connection with the proposed Merger. Information about the directors and executive officers of WesBanco is set forth in the proxy statement for WesBanco’s 2019 annual meeting of shareholders, as filed with the SEC on March 13, 2019 and as supplemented on April 5, 2019. Information about the directors and executive officers of Old Line is set forth in the proxy statement for Old Line’s 2019 annual meeting of stockholders, as filed with the SEC on April 26, 2019. Information about any other persons who may, under the rules of the SEC, be considered participants in the solicitation of WesBanco shareholders or Old Line stockholders in connection with the proposed Merger will be included in the Proxy Statement/Prospectus. You can obtain free copies of these documents from the SEC, WesBanco or Old Line using the website information above. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

WESBANCO SHAREHOLDERS AND OLD LINE STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS CAREFULLY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS WITH RESPECT TO THE PROPOSED MERGER.

About WesBanco, Inc.

Founded in 1870, WesBanco, Inc. (www.wesbanco.com) is a multi-state, bank holding company with total assets of approximately $12.5 billion (as of June 30, 2019). WesBanco is a diversified and well-balanced financial services institution, with a community bank at its core, built upon a strong legacy of credit and risk management. WesBanco has meaningful market share across its key geographies maintained by its commitment to dedicated customer service and solid fee-based businesses. It also provides wealth management services through a century-old trust and wealth management business, with approximately $4.5 billion of assets under management (as of June 30, 2019), and serves as registered investment advisor to a proprietary mutual fund family, the WesMark Funds. WesBanco’s banking subsidiary, WesBanco Bank, Inc., operates 199 financial centers in the states of Indiana, Kentucky, Ohio, Pennsylvania, and West Virginia. In addition, WesBanco operates an insurance agency, WesBanco Insurance Services, Inc., and a full service broker/dealer, WesBanco Securities, Inc.

WESBANCO, INC.

Consolidated Selected Financial Highlights

(unaudited, dollars in thousands, except shares and per share amounts)

	For the Three Months Ended			For the Six Months Ended
STATEMENT OF INCOME	June 30,			June 30,
	2019	2018	% Change	2019	2018	% Change
Interest and dividend income
Loans, including fees	$96,415	$78,538	22.8	$191,917	$147,671	30.0
Interest and dividends on securities:
Taxable	16,444	14,194	15.9	33,175	25,738	28.9
Tax-exempt	5,142	5,055	1.7	10,684	9,890	8.0

Total interest and dividends on securities	21,586	19,249	12.1	43,859	35,628	23.1

Other interest income	1,542	1,101	40.1	2,820	1,904	48.1

Total interest and dividend income	119,543	98,888	20.9	238,596	185,203	28.8

Interest expense
Interest bearing demand deposits	4,314	3,150	37.0	8,259	5,673	45.6
Money market deposits	2,009	1,093	83.8	3,908	1,972	98.2
Savings deposits	678	227	198.7	1,200	416	188.5
Certificates of deposit	4,098	2,977	37.7	8,001	5,513	45.1

Total interest expense on deposits	11,099	7,447	49.0	21,368	13,574	57.4
Federal Home Loan Bank borrowings	6,287	5,953	5.6	12,624	10,451	20.8
Other short-term borrowings	1,483	973	52.4	3,039	1,532	98.4
Subordinated debt and junior subordinated debt	2,214	2,168	2.1	4,743	4,110	15.4

Total interest expense	21,083	16,541	27.5	41,774	29,667	40.8

Net interest income	98,460	82,347	19.6	196,822	155,536	26.5
Provision for credit losses	2,747	1,708	60.8	5,254	3,876	35.6

Net interest income after provision for credit losses	95,713	80,639	18.7	191,568	151,660	26.3

Non-interest income
Trust fees	6,339	5,752	10.2	13,454	12,255	9.8
Service charges on deposits	6,197	5,146	20.4	12,747	9,969	27.9
Electronic banking fees	7,154	5,728	24.9	13,046	10,558	23.6
Net securities brokerage revenue	1,973	1,809	9.1	3,833	3,479	10.2
Bank-owned life insurance	1,340	1,128	18.8	2,659	3,884	(31.5)
Mortgage banking income	1,618	1,670	(3.1)	2,674	2,776	(3.7)
Net securities gains	2,909	358	712.6	3,566	319	1,017.9
Net gain on other real estate owned and other assets	376	229	64.2	512	491	4.3
Other income	3,250	1,588	104.7	6,438	3,760	71.2

Total non-interest income	31,156	23,408	33.1	58,929	47,491	24.1

Non-interest expense
Salaries and wages	31,646	26,872	17.8	62,585	51,878	20.6
Employee benefits	9,705	7,965	21.8	19,694	14,877	32.4
Net occupancy	5,385	4,103	31.2	10,951	8,759	25.0
Equipment	4,818	4,095	17.7	9,651	8,044	20.0
Marketing	1,254	1,405	(10.7)	2,497	2,521	(1.0)
FDIC insurance	1,155	868	33.1	2,508	1,526	64.4
Amortization of intangible assets	2,465	1,312	87.9	4,978	2,397	107.7
Restructuring and merger-related expense	81	5,412	(98.5)	3,188	5,657	(43.6)
Other operating expenses	15,443	11,511	34.2	30,333	22,455	35.1

Total non-interest expense	71,952	63,543	13.2	146,385	118,114	23.9

Income before provision for income taxes	54,917	40,504	35.6	104,112	81,037	28.5
Provision for income taxes	10,103	7,335	37.7	18,961	14,339	32.2

Net Income	$44,814	$33,169	35.1	$85,151	$66,698	27.7

Taxable equivalent net interest income	$99,827	$83,691	19.3	$199,662	$158,165	26.2
Per common share data
Net income per common share - basic	$0.82	$0.71	15.5	$1.56	$1.47	6.1
Net income per common share - diluted	0.82	0.71	15.5	1.56	1.47	6.1
Net income per common share - diluted, excluding certain items (1)(2)	0.82	0.80	2.5	1.60	1.57	1.9
Dividends declared	0.31	0.29	6.9	0.62	0.58	6.9
Book value (period end)	37.92	32.68	16.0	37.92	32.68	16.0
Tangible book value (period end) (1)	21.40	18.59	15.1	21.40	18.59	15.1
Average common shares outstanding - basic	54,628,029	46,498,305	17.5	54,613,346	45,281,264	20.6
Average common shares outstanding - diluted	54,773,521	46,639,780	17.4	54,724,209	45,417,010	20.5
Period end common shares outstanding	54,697,199	46,643,250	17.3	54,697,199	46,643,250	17.3

(1)	See non-GAAP financial measures for additional information relating to the calculation of this item.
(2)	Certain items excluded from the calculation consist of after-tax merger-related expenses.

WESBANCO, INC.

Consolidated Selected Financial Highlights

(unaudited, dollars in thousands)

Selected ratios

	For the Six Months Ended June 30,
	2019	2018	% Change
Return on average assets	1.37%	1.29%	6.20%
Return on average assets, excluding after-tax merger-related expenses	1.41	1.37	2.92
Return on average equity	8.47	9.22	(8.13)
Return on average equity, excluding after-tax merger-related expenses	8.72	9.83	(11.29)
Return on average tangible equity (1)	16.01	16.46	(2.73)
Return on average tangible equity, excluding after-tax merger-related expenses	16.46	17.53	(6.10)
Yield on earning assets (2)	4.45	4.05	9.88
Cost of interest bearing liabilities	1.07	0.86	24.42
Net interest spread (2)	3.38	3.19	5.96
Net interest margin (2)	3.68	3.41	7.92
Efficiency (1) (2)	55.38	54.68	1.28
Average loans to average deposits	87.18	88.68	(1.69)
Annualized net loan charge-offs/average loans	0.06	0.05	20.00
Effective income tax rate	18.21	17.69	2.94

	For the Quarter Ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
	2019	2019	2018	2018	2018
Return on average assets	1.44%	1.31%	1.39%	1.10%	1.22%
Return on average assets, excluding after-tax merger-related expenses	1.44	1.39	1.42	1.39	1.38
Return on average equity	8.77	8.17	8.94	7.50	8.77
Return on average equity, excluding after-tax merger-related expenses	8.78	8.67	9.16	9.47	9.90
Return on average tangible equity (1)	16.35	15.65	17.67	14.25	15.87
Return on average tangible equity, excluding after-tax merger-related expenses	16.38	16.56	18.09	17.85	17.85
Yield on earning assets (2)	4.45	4.45	4.42	4.21	4.11
Cost of interest bearing liabilities	1.08	1.06	0.97	0.95	0.91
Net interest spread (2)	3.37	3.39	3.45	3.26	3.20
Net interest margin (2)	3.67	3.68	3.72	3.50	3.43
Efficiency (1) (2)	54.87	55.89	53.62	55.55	54.28
Average loans to average deposits	87.35	87.01	85.94	87.56	88.15
Annualized net loan charge-offs (recoveries)/average loans	0.05	0.07	0.14	(0.02)	0.03
Effective income tax rate	18.40	18.01	19.37	16.71	18.11
Trust assets, market value at period end	$4,544,103	$4,514,013	$4,269,961	$4,743,894	$4,044,207

(1)	See non-GAAP financial measures for additional information relating to the calculation of this item.
(2)

The yield on earning assets, net interest margin, net interest spread and efficiency ratios are presented on a fully taxable-equivalent (FTE) and annualized basis. The FTE basis adjusts for the tax benefit of income on certain tax-exempt    loans and investments.    WesBanco believes this measure to be the preferred industry measurement of net interest income and    provides a relevant comparison between taxable and non-taxable amounts.

WESBANCO, INC.

Consolidated Selected Financial Highlights

(unaudited, dollars in thousands, except shares)

					% Change
	June 30,			December 31,	December 31, 2018
	2019	2018	% Change	2018	to March 31, 2019
Balance sheets
Assets
Cash and due from banks	$157,965	$101,905	55.0	$124,650	26.7
Due from banks - interest bearing	36,390	53,654	(32.2)	44,536	(18.3)
Securities:
Equity securities, at fair value	11,817	13,494	(12.4)	11,737	0.7
Available-for-sale debt securities, at fair value	2,129,284	1,796,571	18.5	2,114,129	0.7
Held-to-maturity debt securities (fair values of $921,534; $1,016,111 and $1,020,743, respectively)	900,605	1,019,746	(11.7)	1,020,934	(11.8)

Total securities	3,041,706	2,829,811	7.5	3,146,800	(3.3)

Loans held for sale	18,649	12,053	54.7	8,994	107.3

Portfolio loans:
Commercial real estate	3,877,633	3,189,335	21.6	3,853,695	0.6
Commercial and industrial	1,300,577	1,294,488	0.5	1,265,460	2.8
Residential real estate	1,633,613	1,450,829	12.6	1,611,607	1.4
Home equity	590,303	535,653	10.2	599,331	(1.5)
Consumer	335,728	322,594	4.1	326,188	2.9

Total portfolio loans, net of unearned income	7,737,854	6,792,899	13.9	7,656,281	1.1
Allowance for loan losses	(50,859)	(47,638)	(6.8)	(48,948)	(3.9)

Net portfolio loans	7,686,995	6,745,261	14.0	7,607,333	1.0

Premises and equipment, net	179,866	131,502	36.8	166,925	7.8
Accrued interest receivable	38,450	33,868	13.5	38,853	(1.0)
Goodwill and other intangible assets, net	914,678	661,616	38.2	918,850	(0.5)
Bank-owned life insurance	227,976	191,701	18.9	225,317	1.2
Other assets	191,978	185,213	3.7	176,374	8.8

Total Assets	$12,494,653	$10,946,584	14.1	$12,458,632	0.3

Liabilities
Deposits:
Non-interest bearing demand	$2,481,065	$2,046,537	21.2	$2,441,041	1.6
Interest bearing demand	2,079,795	1,809,140	15.0	2,146,508	(3.1)
Money market	1,098,917	1,051,043	4.6	1,142,925	(3.9)
Savings deposits	1,670,035	1,385,356	20.5	1,645,549	1.5
Certificates of deposit	1,365,116	1,376,528	(0.8)	1,455,610	(6.2)

Total deposits	8,694,928	7,668,604	13.4	8,831,633	(1.5)

Federal Home Loan Bank borrowings	1,121,283	1,248,406	(10.2)	1,054,174	6.4
Other short-term borrowings	296,148	258,067	14.8	290,522	1.9
Subordinated debt and junior subordinated debt	156,534	165,420	(5.4)	189,842	(17.5)

Total borrowings	1,573,965	1,671,893	(5.9)	1,534,538	2.6

Accrued interest payable	6,559	4,417	48.5	4,627	41.8
Other liabilities	145,085	77,564	87.1	109,007	33.1

Total Liabilities	10,420,537	9,422,478	10.6	10,479,805	(0.6)

Shareholders’ Equity
Preferred stock, no par value; 1,000,000 shares authorized; none outstanding	—	—	—	—	—
Common stock, $2.0833 par value; 100,000,000 shares authorized in 2019 and 2018, respectively; 54,697,251, 44,655,012 and 54,604,294 shares issued, respectively; 54,697,199, 46,643,250 and 54,598,134 shares outstanding, respectively	113,952	97,197	17.2	113,758	0.2
Capital surplus	1,168,212	789,038	48.1	1,166,701	0.1
Retained earnings	788,900	692,820	13.9	737,581	7.0
Treasury stock ( 52, 11,762 and 6,160 shares - at cost, respectively)	(2)	(555)	99.6	(274)	99.3
Accumulated other comprehensive income/(loss)	4,113	(53,352)	107.7	(37,871)	110.9
Deferred benefits for directors	(1,059)	(1,042)	(1.6)	(1,068)	0.8

Total Shareholders’ Equity	2,074,116	1,524,106	36.1	1,978,827	4.8

Total Liabilities and Shareholders’ Equity	$12,494,653	$10,946,584	14.1	$12,458,632	0.3

WESBANCO, INC.

Consolidated Selected Financial Highlights

(unaudited, dollars in thousands, except shares)

	June 30,	March 31,
	2019	2019	% Change
Balance sheets
Assets
Cash and due from banks	$157,965	$159,097	(0.7)
Due from banks - interest bearing	36,390	177,797	(79.5)
Securities:
Equity securities, at fair value	11,817	11,978	(1.3)
Available-for-sale debt securities, at fair value	2,129,284	2,145,089	(0.7)
Held-to-maturity debt securities (fair values of $921,534 and $948,641, respectively)	900,605	936,484	(3.8)

Total securities	3,041,706	3,093,551	(1.7)

Loans held for sale	18,649	8,358	123.1

Portfolio Loans:
Commercial real estate	3,877,633	3,842,408	0.9
Commercial and industrial	1,300,577	1,274,992	2.0
Residential real estate	1,633,613	1,628,067	0.3
Home equity	590,303	590,462	(0.0)
Consumer	335,728	330,152	1.7

Total portfolio loans, net of unearned income	7,737,854	7,666,081	0.9
Allowance for loan losses	(50,859)	(48,866)	(4.1)

Net portfolio loans	7,686,995	7,617,215	0.9

Premises and equipment, net	179,866	180,651	(0.4)
Accrued interest receivable	38,450	39,662	(3.1)
Goodwill and other intangible assets, net	914,678	915,597	(0.1)
Bank-owned life insurance	227,976	226,636	0.6
Other assets	191,978	182,844	5.0

Total Assets	$12,494,653	$12,601,408	(0.8)

Liabilities
Deposits:
Non-interest bearing demand	$2,481,065	$2,511,140	(1.2)
Interest bearing demand	2,079,795	2,159,654	(3.7)
Money market	1,098,917	1,148,295	(4.3)
Savings deposits	1,670,035	1,672,967	(0.2)
Certificates of deposit	1,365,116	1,424,275	(4.2)

Total deposits	8,694,928	8,916,331	(2.5)

Federal Home Loan Bank borrowings	1,121,283	1,031,796	8.7
Other short-term borrowings	296,148	301,547	(1.8)
Subordinated debt and junior subordinated debt	156,534	179,632	(12.9)

Total borrowings	1,573,965	1,512,975	4.0

Accrued interest payable	6,559	6,030	8.8
Other liabilities	145,085	142,933	1.5

Total liabilities	10,420,537	10,578,269	(1.5)

Shareholders’ Equity
Preferred stock, no par value; 1,000,000 shares authorized; none outstanding	—	—	—
Common stock, $2.0833 par value; 100,000,000 shares authorized; 54,697,251 and 54,604,294 shares issued, respectively; 54,697,199 and 54,599,127 shares outstanding, respectively	113,952	113,758	0.2
Capital surplus	1,168,212	1,167,761	0.0
Retained earnings	788,900	761,002	3.7
Treasury stock (52 and 5,167 shares - at cost)	(2)	(229)	99.2
Accumulated other comprehensive income / (loss)	4,113	(18,098)	122.7
Deferred benefits for directors	(1,059)	(1,055)	0.4

Total Shareholders’ Equity	2,074,116	2,023,139	2.5

Total Liabilities and Shareholders’ Equity	$12,494,653	$12,601,408	(0.8)

WESBANCO, INC.

Consolidated Selected Financial Highlights

(unaudited, dollars in thousands)

	Three Months Ended June 30,				Six Months Ended June 30,
	2019		2018		2019		2018
	Average Balance	Average Rate	Average Balance	Average Rate	Average Balance	Average Rate	Average Balance	Average Rate
Average balance sheet and net interest margin analysis
Assets
Due from banks - interest bearing	$72,563	3.46%	$53,896	2.09%	$74,774	2.55%	$31,436	2.08%
Loans, net of unearned income (1)	7,700,355	5.02	6,785,550	4.64	7,680,062	5.04	6,563,782	4.54
Securities: (2)
Taxable	2,336,099	2.82	2,128,446	2.67	2,344,929	2.83	1,959,828	2.63
Tax-exempt (3)	741,371	3.51	750,138	3.41	775,845	3.49	733,970	3.41

Total securities	3,077,470	2.98	2,878,584	3.05	3,120,774	2.99	2,693,798	2.84
Other earning assets	50,555	7.26	57,259	5.72	51,330	7.28	53,843	5.86

Total earning assets (3)	10,900,943	4.45%	9,775,289	4.11%	10,926,940	4.45%	9,342,859	4.05%

Other assets	1,588,720		1,143,442		1,572,988		1,115,743

Total Assets	$12,489,663		$10,918,731		$12,499,928		$10,458,602

Liabilities and Shareholders’ Equity
Interest bearing demand deposits	$2,139,372	0.81%	$1,849,035	0.68%	$2,134,514	0.78%	$1,773,813	0.64%
Money market accounts	1,116,124	0.72	1,035,567	0.42	1,135,237	0.69	1,020,486	0.39
Savings deposits	1,676,477	0.16	1,367,193	0.07	1,668,160	0.15	1,327,875	0.06
Certificates of deposit	1,397,167	1.18	1,415,259	0.84	1,417,703	1.14	1,328,724	0.84

Total interest bearing deposits	6,329,140	0.70	5,667,054	0.53	6,355,614	0.68	5,450,898	0.50
Federal Home Loan Bank borrowings	1,008,027	2.50	1,180,939	2.02	1,030,396	2.47	1,109,586	1.90
Other borrowings	320,269	1.86	272,208	1.43	324,033	1.89	238,707	1.29
Subordinated debt and junior subordinated debt	164,108	5.41	172,972	5.03	176,746	5.41	168,677	4.91

Total interest bearing liabilities	7,821,544	1.08%	7,293,173	0.91%	7,886,789	1.07%	6,967,868	0.86%

Non-interest bearing demand deposits	2,486,710		2,030,649		2,453,770		1,950,581
Other liabilities	131,219		77,873		132,657		80,681
Shareholders’ equity	2,050,190		1,517,036		2,026,712		1,459,472

Total Liabilities and Shareholders’ Equity	$12,489,663		$10,918,731		$12,499,928		$10,458,602

Taxable equivalent net interest spread		3.37%		3.20%		3.38%		3.19%

Taxable equivalent net interest margin		3.67%		3.43%		3.68%		3.41%

(1)	Gross of allowance for loan losses and net of unearned income. Includes non-accrual and loans held for sale.

Loan fees included in interest income on loans are $0.4 million and $0.7million for the three months ended June 30, 2019 and 2018 and $0.9 million and $1.3 million for the six months ended June 30, 2019 and 2018, respectively.

Additionally, loan accretion included in interest income on loans acquired from prior acquisitions was $4.7 million and $2.2 million for the three months ended June 30, 2019 and 2018 and $9.6 million and $3.4 million for the six months ended June 30, 2019 and 2018, respectively.

Accretion on interest bearing liabilities acquired from the prior acquisitions was $0.3 million and $0.7 million for the three months ended June 30, 2019 and 2018, respectively, and $0.7 million and $0.9 million for the six months ended June 30, 2019 and 2018, respectively.

(2)	Average yields on available-for-sale securities are calculated based on amortized cost.
(3)	Taxable equivalent basis is calculated on tax-exempt securities using a rate of 21% for each period presented.

WESBANCO, INC.

Consolidated Selected Financial Highlights

(unaudited, dollars in thousands, except shares and per share amounts)

	Quarter Ended
	June 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sept. 30, 2018	June 30, 2018
Statement of Income
Interest and dividend income
Loans, including fees	$96,415	$95,502	$97,685	$86,605	$78,538
Interest and dividends on securities:
Taxable	16,444	16,733	16,196	14,964	14,194
Tax-exempt	5,142	5,541	5,562	5,326	5,055

Total interest and dividends on securities	21,586	22,274	21,758	20,290	19,249

Other interest income	1,542	1,277	1,944	1,498	1,101

Total interest and dividend income	119,543	119,053	121,387	108,393	98,888

Interest expense
Interest bearing demand deposits	4,314	3,946	4,000	3,501	3,150
Money market deposits	2,009	1,899	1,683	1,360	1,093
Savings deposits	678	522	452	352	227
Certificates of deposit	4,098	3,903	3,662	3,276	2,977

Total interest expense on deposits	11,099	10,270	9,797	8,489	7,447

Federal Home Loan Bank borrowings	6,287	6,337	6,191	6,691	5,953
Other short-term borrowings	1,483	1,556	1,221	965	973
Subordinated debt and junior subordinated debt	2,214	2,529	2,411	2,315	2,168

Total interest expense	21,083	20,692	19,620	18,460	16,541

Net interest income	98,460	98,361	101,767	89,933	82,347
Provision for credit losses	2,747	2,507	2,854	1,035	1,708

Net interest income after provision for credit losses	95,713	95,854	98,913	88,898	80,639

Non-interest income
Trust fees	6,339	7,115	6,103	6,265	5,752
Service charges on deposits	6,197	6,549	7,387	6,313	5,146
Electronic banking fees	7,154	5,892	6,604	6,139	5,728
Net securities brokerage revenue	1,973	1,860	1,871	1,836	1,809
Bank-owned life insurance	1,340	1,319	1,312	1,232	1,128
Mortgage banking income	1,618	1,056	1,543	1,521	1,670
Net securities gains/(losses)	2,909	657	(1,303)	84	358
Net gain / (loss) on other real estate owned and other assets	376	136	(117)	150	229
Other income	3,250	3,189	3,161	2,684	1,588

Total non-interest income	31,156	27,773	26,561	26,224	23,408

Non-interest expense
Salaries and wages	31,646	30,940	32,389	30,335	26,872
Employee benefits	9,705	9,989	7,298	7,905	7,965
Net occupancy	5,385	5,566	5,455	4,957	4,103
Equipment	4,818	4,833	4,667	4,488	4,095
Marketing	1,254	1,243	1,402	1,446	1,405
FDIC insurance	1,155	1,353	927	789	868
Amortization of intangible assets	2,465	2,514	2,762	1,821	1,312
Restructuring and merger-related expense	81	3,107	1,389	10,811	5,412
Other operating expenses	15,443	14,887	14,701	13,568	11,511

Total non-interest expense	71,952	74,432	70,990	76,120	63,543

Income before provision for income taxes	54,917	49,195	54,484	39,002	40,504
Provision for income taxes	10,103	8,858	10,556	6,516	7,335

Net Income	$44,814	$40,337	$43,928	$32,486	$33,169

Taxable equivalent net interest income	$99,827	$99,834	$103,246	$91,348	$83,691
Per common share data
Net income per common share - basic	$0.82	$0.74	$0.80	$0.65	$0.71
Net income per common share - diluted	0.82	0.74	0.80	0.64	0.71
Net income per common share - diluted, excluding certain items (1)(2)	0.82	0.78	0.82	0.81	0.80
Dividends declared	0.31	0.31	0.29	0.29	0.29
Book value (period end)	37.92	37.05	36.24	35.30	32.68
Tangible book value (period end) (1)	21.40	20.49	19.63	18.54	18.59
Average common shares outstanding - basic	54,628,029	54,598,499	54,598,142	50,277,847	46,498,305
Average common shares outstanding - diluted	54,773,521	54,706,337	54,706,691	50,432,112	46,639,780
Period end common shares outstanding	54,697,199	54,599,127	54,598,134	54,603,967	46,643,250
Full time equivalent employees	2,353	2,329	2,388	2,404	2,040

(1)	See non-GAAP financial measures for additional information relating to the calculation of this item.
(2)	Certain items excluded from the calculation consist of after-tax merger-related expenses.

WESBANCO, INC.

Consolidated Selected Financial Highlights

(unaudited, dollars in thousands)

	Quarter Ended
	June 30,		Mar. 31,		Dec. 31,		Sept. 30,		June 30,
	2019		2019		2018		2018		2018
Asset quality data
Non-performing assets:
Troubled debt restructurings - accruing	$5,487		$5,481		$5,744		$6,338		$6,460
Non-accrual loans:
Troubled debt restructurings	1,924		2,936		2,855		2,036		2,514
Other non-accrual loans	30,974		27,291		27,845		29,238		29,467

Total non-accrual loans	32,898		30,227		30,700		31,274		31,981

Total non-performing loans	38,385		35,708		36,444		37,612		38,441

Other real estate and repossessed assets	4,973		6,001		7,265		6,877		4,384

Total non-performing assets	$43,358		$41,709		$43,709		$44,489		$42,825

Past due loans (1):
Loans past due 30-89 days	$15,446		$21,433		$19,569		$18,016		$13,357
Loans past due 90 days or more	2,634		2,740		4,077		2,451		1,881

Total past due loans	$18,080		$24,173		$23,646		$20,467		$15,238

Criticized and classified loans (2):
Criticized loans	$73,236		$69,691		$51,710		$46,370		$34,045
Classified loans	41,004		39,412		31,244		31,437		38,982

Total criticized and classified loans	$114,240		$109,103		$82,954		$77,807		$73,027

Loans past due 30-89 days / total portfolio loans	0.20%		0.28%		0.26%		0.23%		0.20%
Loans past due 90 days or more / total portfolio loans	0.03		0.04		0.05		0.03		0.03
Non-performing loans / total portfolio loans	0.50		0.47		0.48		0.49		0.57
Non-performing assets/total portfolio loans, other real estate and repossessed assets	0.56		0.54		0.57		0.58		0.63
Non-performing assets / total assets	0.35		0.33		0.35		0.35		0.39
Criticized and classified loans / total portfolio loans	1.48		1.42		1.08		1.01		1.08
Allowance for loan losses
Allowance for loan losses	$50,859		$48,866		$48,948		$48,902		$47,638
Provision for credit losses	2,747		2,507		2,854		1,035		1,708
Net loan and deposit account overdraft charge-offs	947		1,370		2,750		(306)		425
Annualized net loan charge-offs /average loans	0.05%		0.07%		0.14%		(0.02)%		0.03%
Allowance for loan losses / total portfolio loans	0.66%		0.64%		0.64%		0.63%		0.70%
Allowance for loan losses / non-performing loans	1.32	x	1.37	x	1.34	x	1.30	x	1.24	x
Allowance for loan losses / non-performing loans and loans past due	0.90	x	0.82	x	0.81	x	0.84	x	0.89	x

	Quarter Ended
	June 30,		Mar. 31,		Dec. 31,		Sept. 30,		June 30,
	2019		2019		2018		2018		2018
Capital ratios
Tier I leverage capital	11.09%		10.98%		10.74%		11.22%		10.21%
Tier I risk-based capital	15.39		15.31		15.09		14.32		14.26
Total risk-based capital	16.32		16.22		15.99		15.20		15.26
Common equity tier 1 capital ratio (CET 1)	13.83		13.48		13.14		12.41		12.38
Average shareholders’ equity to average assets	16.42		16.01		15.51		14.65		13.89
Tangible equity to tangible assets (3)	10.10		9.57		9.28		8.66		8.43

(1)	Excludes non-performing loans.
(2)	Criticized and classified loans may include loans that are also reported as non-performing or past due.
(3)	See non-GAAP financial measures for additional information relating to the calculation of this ratio.

NON-GAAP FINANCIAL MEASURES

The following non-GAAP financial measures used by WesBanco provide information useful to investors in understanding WesBanco’s operating performance and trends, and facilitate comparisons with the performance of WesBanco’s peers. The following tables summarize the non-GAAP financial measures derived from amounts reported in WesBanco’s financial statements.

	Three Months Ended					Year to Date
(unaudited, dollars in thousands, except shares	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	June 30,
and per share amounts)	2019	2019	2018	2018	2018	2019	2018
Return on average assets, excluding after-tax merger-related expenses:
Net income (annualized)	$179,748	$163,589	$174,280	$128,886	$133,039	$171,713	$134,501
Plus: after-tax merger-related expenses (annualized) (1)	257	9,954	4,353	33,885	17,150	5,079	9,012

Net income excluding after-tax merger-related expenses (annualized)	180,005	173,543	178,633	162,771	150,189	176,792	143,513

Average total assets	$12,489,663	$12,510,032	$12,565,880	$11,738,796	$10,918,731	$12,499,928	$10,458,602

Return on average assets, excluding after-tax merger-related expenses	1.44%	1.39%	1.42%	1.39%	1.38%	1.41%	1.37%

Return on average equity, excluding after-tax merger-related expenses:
Net income (annualized)	$179,748	$163,589	$174,280	$128,886	$133,039	$171,713	$134,501
Plus: after-tax merger-related expenses (annualized) (1)	257	9,954	4,353	33,885	17,150	5,079	9,012

Net income excluding after-tax merger-related expenses (annualized)	180,005	173,543	178,633	162,771	150,189	176,792	143,513
Average total shareholders’ equity	2,050,190	2,002,710	1,949,530	1,719,489	1,517,036	2,026,712	1,459,472

Return on average equity, excluding after-tax merger-related expenses	8.78%	8.67%	9.16%	9.47%	9.90%	8.72%	9.83%

Return on average tangible equity:
Net income (annualized)	$179,748	$163,589	$174,280	$128,886	$133,039	$171,713	$134,501
Plus: amortization of intangibles (annualized) (1)	7,811	8,055	8,657	5,707	4,156	7,930	3,819

Net income before amortization of intangibles (annualized)	187,559	171,644	182,937	134,593	137,195	179,643	138,320

Average total shareholders’ equity	2,050,190	2,002,710	1,949,530	1,719,489	1,517,036	2,026,712	1,459,472
Less: average goodwill and other intangibles, net of def. tax liability	(903,243)	(906,041)	(914,214)	(775,267)	(652,318)	(904,634)	(619,198)

Average tangible equity	$1,146,947	$1,096,669	$1,035,316	$944,222	$864,718	$1,122,078	$840,274

Return on average tangible equity	16.35%	15.65%	17.67%	14.25%	15.87%	16.01%	16.46%

Return on average tangible equity, excluding after-tax merger-related expenses:
Net income (annualized)	$179,748	$163,589	$174,280	$128,886	$133,039	$171,713	$134,501
Plus: after-tax merger-related expenses (annualized) (1)	257	9,954	4,353	33,885	17,150	5,079	9,012
Plus: amortization of intangibles (annualized) (1)	7,811	8,055	8,657	5,707	4,156	7,930	3,819

Net income before amortization of intangibles and excluding after-tax merger-related expenses (annualized)	187,816	181,598	187,290	168,478	154,345	184,722	147,332

Average total shareholders’ equity	2,050,190	2,002,710	1,949,530	1,719,489	1,517,036	2,026,712	1,459,472
Less: average goodwill and other intangibles, net of def. tax liability	(903,243)	(906,041)	(914,214)	(775,267)	(652,318)	(904,634)	(619,198)

Average tangible equity	$1,146,947	$1,096,669	$1,035,316	$944,222	$864,718	$1,122,078	$840,274

Return on average tangible equity, excluding after-tax merger-related expenses	16.38%	16.56%	18.09%	17.85%	17.85%	16.46%	17.53%

Efficiency ratio:
Non-interest expense	$71,952	$74,432	$70,990	$76,120	$63,543	$146,385	$118,114
Less: restructuring and merger-related expense	(81)	(3,107)	(1,389)	(10,811)	(5,412)	(3,188)	(5,657)

Non-interest expense excluding restructuring and merger-related expense	71,871	71,325	69,601	65,309	58,131	143,197	112,457
Net interest income on a fully taxable equivalent basis	99,827	99,834	103,246	91,348	83,691	199,662	158,165
Non-interest income	31,156	27,773	26,561	26,224	23,408	58,929	47,491

Net interest income on a fully taxable equivalent basis plus non-interest income	$130,983	$127,607	$129,807	$117,572	$107,099	$258,591	$205,656

Efficiency Ratio	54.87%	55.89%	53.62%	55.55%	54.28%	55.38%	54.68%

Net income, excluding after-tax merger-related expenses:
Net income	$44,814	$40,337	$43,928	$32,486	$33,169	$85,151	$66,698
Add: After-tax merger-related expenses (1)	64	2,454	1,097	8,541	4,276	2,519	4,469

Net income, excluding after-tax merger-related expenses	$44,878	$42,791	$45,025	$41,027	$37,445	$87,670	$71,167

Net Income, excluding after-tax merger-related expenses per diluted share:
Net income per diluted share	$0.82	$0.74	$0.80	$0.64	$0.71	$1.56	$1.47
Add: After-tax merger-related expenses per diluted share (1)	0.00	0.04	0.02	0.17	0.09	0.04	0.10

Net income, excluding after-tax merger-related expenses per diluted share	$0.82	$0.78	$0.82	$0.81	$0.80	$1.60	$1.57

	Period End
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
	2019	2019	2018	2018	2018
Tangible book value per share:
Total shareholders’ equity	$2,074,116	$2,023,139	$1,978,827	$1,927,269	$1,524,106
Less: goodwill and other intangible assets, net of def. tax liability	(903,729)	(904,144)	(906,887)	(915,022)	(657,111)

Tangible equity	1,170,387	1,118,995	1,071,940	1,012,247	866,995
Common shares outstanding	54,697,199	54,599,127	54,598,134	54,603,967	46,643,250

Tangible book value per share	$21.40	$20.49	$19.63	$18.54	$18.59

Tangible equity to tangible assets:
Total shareholders’ equity	$2,074,116	$2,023,139	$1,978,827	$1,927,269	$1,524,106
Less: goodwill and other intangible assets, net of def. tax liability	(903,729)	(904,144)	(906,887)	(915,022)	(657,111)

Tangible equity	1,170,387	1,118,995	1,071,940	1,012,247	866,995
Total assets	12,494,653	12,601,408	12,458,632	12,599,479	10,946,584
Less: goodwill and other intangible assets, net of def. tax liability	(903,729)	(904,144)	(906,887)	(915,022)	(657,111)

Tangible assets	$11,590,924	$11,697,264	$11,551,745	$11,684,457	$10,289,473

Tangible equity to tangible assets	10.10%	9.57%	9.28%	8.66%	8.43%

(1)	Tax effected at 21% for all periods presented.